Exhibit 99.1

Press Release	Source: Industrial Enterprises of America, Inc.

Industrial Enterprises of America Announces Move to the OTC Bulletin Board
Monday August 29, 4:04 pm ET

HOUSTON--(BUSINESS WIRE)--Aug. 29, 2005--Industrial Enterprises of America, Inc. (OTCBB: ILNP - News) today announced that the Company's securities have been approved by the National Association of Securities Dealers for trading on the Over-the-Counter Bulletin Board (OTCBB). Effective immediately, the Company's shares have begun trading on the Over-the-Counter Bulletin Board under ticker symbol "ILNP".

Crawford Shaw, Chief Executive Officer of Industrial Enterprises of America, stated, "The approval to trade on the Bulletin Board is the first step in our plan to attract new institutional investors and to increase the marketability of our securities. Our status as a fully reporting company qualified us for expedited listing on the Bulletin Board, which offers increased liquidity, easier access to stock quotes, and more market transparency. We believe that our recent corporate actions combined with the initial success of the Unifide acquisition have positioned the Company to achieve solid earnings in the current fiscal year and deliver long term shareholder value."

The OTCBB is a regulated quotation service that displays real-time quotes, last-sale prices, and volume information in Over-the-Counter (OTC) equity securities. OTCBB securities include national, regional, and foreign equity issues, warrants, units, American Depositary Receipts (ADRs), and Direct Participation Programs (DPPs). The OTCBB provides access to more than 3,600 securities and includes more than 330 participating Market Makers.

About Industrial Enterprises of America
Industrial Enterprises of America, Inc. is one of the largest worldwide providers of refrigerant gases, specializing in converting the hydroflurocarbon gases, R134a and R152a, into branded and private label refrigerant and propellant products. The Company's main product, the "gas duster" is used in a variety of industries including consumer electronics, medical, and the automotive aftermarket. The Company is headquartered in Houston, Texas, with manufacturing and packaging facilities in New Jersey. For more information about ILNP visit www.TheOtherGas.com.

STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT

Except for the historical information contained herein, the matters discussed in this press release may include forward-looking statements or information. All statements, other than statements of historical fact, including, without limitation, those with respect to the objectives, plans and strategies of Industrial Enterprises of America set forth herein and those preceded by or that include the words "believes," "expects," "given," "targets," "intends," "anticipates," "plans," "projects", "forecasts" or similar expressions, are forward-looking statements. Although the Company's management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties which could cause the Company's future results to differ materially from those anticipated, including: (i) the Company's history of ongoing operating losses; (ii) the overall marketplace and clients' usage of EMC Packaging's and Unifide Industries' products, including demand therefore, the impact of competitive technologies, products and pricing, particularly given the substantially larger size and scale of certain competitors and potential competitors, control of expenses, and revenue generation by the acquisition of new customers; (iv) the consequent results of operations given the aforementioned factors; and (v) the requirement for the Company to raise additional working capital to fund operations and the availability and terms of any such funding to the Company. Without any such funding, the Company believes it may be forced to curtail operations, and if no alternative to financing, such as an additional merger or acquisition, is consummated, the Company may not continue as a going concern. Other risks are detailed from time to time in the Company's 2003 Annual Report on Form 10-K, as amended, its Quarterly Reports on Form 10-QSB, and in its other Securities and Exchange Commission reports and statements. The Company assumes no obligation to update any of the information contained or referenced in this press release.

Contact:
For Industrial Enterprises of America, Inc.
Investors & Public Relations:
David Zazoff, 212-505-5976
PressReleases@Za-Consulting.net

Source: Industrial Enterprises of America, Inc.